UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REZOLVE AI LIMITED

(Exact Name of Registrant as Specified in Its Charter)

United Kingdom	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3rd Floor, 80 New Bond Street, London, W1S 1SB, United Kingdom

(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value £0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-272751

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares, par value £0.0001 per share (the “Ordinary Shares”), and warrants to purchase Ordinary Shares (the “Warrants”) of Rezolve AI Limited (the “Registrant”).

The description of the Common Stock and Warrants contained in the section entitled “Description of Rezolve Ordinary Shares, Articles of Association and Certain Legal Considerations” in the proxy statement/prospectus included in the Registration Statement on Form F-4 (File No. 333-272751), as originally filed with the Securities and Exchange Commission on June 16, 2023, as amended from time to time, and declared effective by U.S. Securities and Exchange Commission on July 9, 2024 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

REZOLVE AI LIMITED
By:	/s/ Daniel Wagner
Daniel Wagner
Chief Executive Officer and Director

Date: August 15, 2024